Exhibit 10.1

IN THE SUPERIOR COURT OF GWINNETT COUNTY
STATE OF GEORGIA

PARAGON TECHNOLOGIES, INC., Plaintiff, v. SED INTERNATIONAL HOLDINGS, INC., Defendant.	CIVIL ACTION FILE NO.

AGREEMENT OF

COMPROMISE, SETTLEMENT AND RELEASE

The Parties to the above-captioned action (the “Action”), currently pending before the Superior Court of Gwinnett County (the “Court”), by and through their respective attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement and Release (the “Agreement” or “Settlement”).

WHEREAS, Paragon Technologies, Inc. (“Paragon”), Gad Partners Fund LP and Hesham M. Gad (collectively, the “Paragon Group”) have announced their intention (the “Proxy Effort”) to nominate five individuals to run for election as directors to replace the current Board of Directors (the “Directors”) of SED International Holdings, Inc. (“SED”).

WHEREAS, the Directors are Samuel Kidston, Steven Metayer, J.D. Abouchar, J.K. Hage, Robert G. O’Malley and Arthur Goldberg.

WHEREAS, on October 2, 2013, Paragon commenced this Action to seek to compel SED to set a date for the annual meeting of shareholders, the date for which was subsequently set by SED for December 11, 2013.

WHEREAS, in a series of discussions between October 9 and October 16, 2013, the parties to the Action (the “Parties”), by and through their counsel, agreed to the terms of this Agreement through which the Parties, the Paragon Group and the Directors have resolved the Action and all the disputes between them, including as they relate to the Proxy Effort and to grant each other mutual general releases.

WHEREAS, the Parties, the Directors and the Paragon Group have denied, and continue to deny all allegations of wrongdoing, fault, liability or damage; desire to avoid the risk and uncertainty of litigation and the expense of the Proxy Effort; and, after engaging in extensive discussions, have concluded and agreed that the disputes between them should be fully and completely resolved according to the terms and conditions below.

NOW, THEREFORE, in consideration of the recitals hereto, the mutual covenants and promises contained herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties, the Directors, the Paragon Group, North & Webster, LLC, North & Webster Value Opportunities Fund, LP, North & Webster Fund II, LP and the other signatories to this Agreement (it being understood that Dennis L. Chandler, Jack H. Jacobs and Samuel S. Weiser are signatories to this Agreement for purposes of Section 4 only) agree as follows:

1.                  The Directors shall, on the date hereof, resign as directors and as Executive Board Chair, as the case may be, of SED. The Directors shall resign from any and all other positions that they may currently hold with SED and/or any of its subsidiaries (other than Robert G. O’Malley, who is not required to resign as SED’s Chief Executive Officer). Prior to resigning as directors, on the date hereof, one or more of the Directors shall appoint Messrs. Hesham M. Gad, Dennis L. Chandler, Jack H. Jacobs and Samuel S. Weiser (the “Paragon Nominees”) to the board of directors of SED pursuant to and in accordance with SED’s bylaws and applicable law. None of the Directors shall directly or indirectly nominate or make any attempt to nominate any candidates for election to the board of directors of SED at SED’s next annual meeting of shareholders.

2.                  Paragon, Paragon Group, Hesham M. Gad and each of their respective heirs, employees, officers and directors, partners, agents, parents, affiliates, subsidiaries, attorneys, predecessors in interest, successors and assigns, (the “Paragon Releasors”) hereby irrevocably and unconditionally release, acquit and forever discharge SED and the Directors and each of them and their employees, officers and directors, partners, agents, parents, affiliates, subsidiaries, attorneys, predecessors in interest, successors and assigns (the “Director Releasees”) from all actions, causes of action, suits, debts, sums of money, covenants, contracts, agreements, promises, claims, and demands whatsoever, in law, admiralty, equity or under any legal, equitable or other theory, direct or derivative (on behalf of SED) which the Paragon Releasors ever had, now has or hereafter can, shall or may have against the Director Releasees, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release, known and unknown, suspected or unsuspected; provided however, that nothing herein shall release SED or the Directors’ obligations under (1) this Agreement, (2) the contracts for indemnification entered into with SED as of September 30, 2013 (the “September 30, 2013 Indemnity Agreements”), true and complete copies of which SED represents and warrants have been provided to the Paragon Group, or (3) Employment Agreements with each of Robert O’Malley (dated September 7, 2012), Derrek Hallock (dated October 10, 2013) and Ronell Rivera (dated October 11, 2013), true and complete copies of which SED represents and warrants have been provided to the Paragon Group (the “Employment Agreements”).

3.                  SED and the Directors and each of their respective heirs, employees, officers and directors, partners, agents, parents, affiliates (including without limitation North & Webster, LLC, North & Webster Value Opportunities Fund, LP, North & Webster Fund II, LP and its affiliated funds), subsidiaries, attorneys, predecessors in interest, successors and assigns (the “Director Releasors”) hereby irrevocably and unconditionally release, acquit and forever discharge Paragon, Paragon Group, Hesham M. Gad, the Paragon Nominees and each of their employees, officers and directors, partners, agents, parents, affiliates, subsidiaries, attorneys, predecessors in interest, successors and assigns (the “Paragon Releasees”) from all actions, causes of action, suits, debts, sums of money, covenants, contracts, agreements, promises, claims, and demands whatsoever, in law, admiralty or equity, direct or derivative (on behalf of SED) which the Director Releasors ever had, now has or hereafter can, shall or may have against the Paragon Releasees, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Release, known and unknown, suspected or unsuspected; provided however, that nothing herein shall release Paragon’s, the Paragon Group’s or SED’s obligations under (1) this Agreement, (2) the September  30, 2013 Indemnity Agreements, or (3) the Employment Agreements.

4.                  (a) Paragon Group, each Paragon Releasor and each Paragon Nominee hereby covenants not to (i) make, assert, or maintain in any forum against any of the Director Releasees any claim, demand, action, suit or proceeding or (ii) in any way encourage, support or assist any other person or company, including SED, from making, asserting or maintaining any such claim, demand, action, suit or proceeding, directly or derivatively, against any of the Director Releasees or any of their (or SED’s) employees, agents, attorneys, affiliates for any or all released claims, including without limitation participating directly or indirectly as an adverse party in a class action lawsuit. The Director Releasors hereby covenant not to (i) make, assert, or maintain in any forum against any of the Paragon Releasees or Paragon Nominees any claim, demand, action, suit or proceeding or (ii) in any way encourage, support or assist any other person or company, including SED, from making, asserting or maintaining any such claim, demand, action, suit or proceeding, directly or derivatively, against any of the Paragon Releasees or Paragon Nominees or any of their employees, agents, attorneys, affiliates for any or all released claims, including without limitation participating directly or indirectly as an adverse party in a class action lawsuit. Nothing in this Agreement shall prevent any party from cooperating in any manner with any investigation, inquiry, lawsuit or other action initiated by any governmental body relating to any matter included in this Agreement or the releases provided hereunder.

(b) These covenants not to sue are material terms of this Agreement without which SED and the Directors would not have entered into the Agreement. Any breach of this section constitutes a material breach of the Agreement and shall entitle any non-breaching party to damages in the amount of any judgments, damages, costs, or attorneys’ fees such non-breaching party pays as a result of a suit or action that breaches this provision.

5.                  SED shall not cancel or terminate the current Directors & Officers liability insurance policy —National Union Policy No. 08-189-41-13 — in place (“D&O Insurance”) at any time prior to the time it expires on July 1, 2014. Upon the expiration or termination of such policy, SED shall use commercially reasonable efforts to obtain and maintain, through June 30, 2020, D&O Insurance with at least as great and favorable policy limits and other substantive terms with the Directors named as beneficiaries and insureds under such policy, provided that SED is able to obtain such coverage at a cost not greater than the cost of the D&O Insurance (the “Current Cost”), and in the event that SED is not able to obtain such coverage at a cost not greater than the Current Cost, it shall use commercially reasonable efforts to obtain the maximum amount of Directors & Officers liability coverage that it can obtain for the Current Cost; in no event, however, will the Directors and Officers liability coverage provided to the present Directors be less than the coverage provided to the then members of the Board of Directors of SED or any successor thereof. In addition, if one or more Directors decide to acquire and pay for a tail or run-off coverage, SED will cooperate with the Director(s) to allow the Directors to acquire and pay for a six-year extension of D&O Coverage at existing levels, covering the Directors for acts prior to the change of control contemplated herein. SED shall keep in place until June 30, 2020 and honor to the extent required by applicable law all charter provisions, by-laws and the September 30, 2013 Indemnity Agreements and any other contractual indemnity agreements filed by SED with the Securities and Exchange Commission prior to the date hereof providing a right to indemnification to the Directors (“Indemnification”). None of SED, Paragon or the Paragon Group shall take any actions to deny or otherwise limit the Directors’ ability to make valid and lawful claims and receive payment or coverage for valid and lawful claims under the D&O Policy or to Indemnification by SED.

6.                  Upon the written request of a Director to SED’s transfer agent, SED shall, within 15 days after any such request, take any and all steps reasonably necessary to remove from any shares of SED held by such Director any and all restrictive legends and notations reflecting restrictions on transfer, to the extent permissible under applicable law and any applicable contract in the reasonable opinion of counsel to SED; it being understood that (i) no such legends may be removed for an individual until such time as the individual has not been a director, officer or affiliate for a period of at least 90 days and (ii) any person who beneficially owns 10% or more of SED’s common stock shall be presumed to be an affiliate of SED; provided however that, with respect to foregoing clauses (i) and (ii), any restricted securities legends relating to resale restrictions under the Securities Act of 1933, as amended (the "Securities Act"), shall be removed in accordance with the foregoing if a Director shall have delivered a legal opinion of experienced securities counsel, who shall be reasonably acceptable to SED, addressed to SED and its transfer agent to the effect that the sale and transfer of the Director's shares of SED do not require registration under the Securities Act.

7.                  SED represents and warrants that it has provided to the Paragon Group true and complete copies of all minutes from any and all meetings of the board of directors of SED held, and copies of any and all actions by written consent taken by the SED board, during the months of September and October 2013 up to and including the date of this Agreement.

8.                  The Stock Option Agreement between SED and Samuel A. Kidston, dated August 29, 2012, is hereby terminated effective as of the date hereof, such agreement shall have no further force or effect, and any and all options granted thereunder are hereby forever forfeited and cancelled.

9.                  Upon execution hereof, counsel for the Parties shall execute a Stipulation of Dismissal in the form of Exhibit A hereto, dismissing the action with prejudice, with all Parties to bear their own costs and fees. Paragon’s attorneys shall promptly file the Stipulation of Dismissal with the Court and provide file stamped copies of the Stipulation of Dismissal to SED’s counsel.

10.              The Parties agree that promptly after the execution of this Agreement SED shall issue the press release attached hereto as Exhibit B announcing the substantive terms of this Agreement.

11.              The Parties warrant and represent that each of them has reviewed this Agreement independently, has had the opportunity to consult counsel and has been represented by counsel during the negotiation and execution of this Agreement, is fully informed of the terms and effect of this Agreement, and has not relied in any way on any inducement, representation, or advice of any other Party in deciding to enter this Agreement.

12.              This Agreement and terms of the Offer and Compromise embodied in this Agreement represent a compromise of disputed claims, and the negotiations, discussions and communications in connection with or leading up to and including this Agreement (the “Communications”) are agreed to be within the protection of the Federal Rule of Evidence 408 and corresponding state statutes including O.C.G.A. § 24-4-408, and shall not be construed as admissions or concessions by the Parties, or any of them, either as to any liability or wrongdoing or as to the merits of any claim or defense. Neither the existence of this Agreement nor any of its provisions shall be offered into evidence by any Party hereto or its agents in any action, arbitration or proceeding as admissions or concessions of liability or wrongdoing of any nature on the part of another Party hereto, or as admissions or concessions concerning the merits of any claim or defense, provided that nothing precludes the offering into evidence of this Agreement for the purpose of enforcing its terms or relying on the releases contained herein as a defense to any claims.

13.              Miscellaneous:

(a)                The terms of this Agreement shall be binding upon the successors or permitted assigns of the signatories hereto and thereto, as the case may be.

(b)               This Agreement may not be changed, modified or terminated, nor any provision hereof by waived, except by an agreement in writing executed by the signatories to this Agreement to be charged thereby.

(c)                The Parties shall be deemed to have all prepared this Agreement and it shall not be construed in favor of any Party based upon rules of construction.

(d)               This Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

(e)                The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Georgia. The Parties hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement between the Parties shall be brought only in the United States District Court for the Northern District of Georgia or, if such court does not have jurisdiction, then in the Superior Court of Gwinnett County, Georgia, and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia or, if such court does not have jurisdiction, the Superior Court of Gwinnett County, Georgia for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the United States District Court for the Northern District of Georgia or, if such court does not have jurisdiction, the Superior Court of Gwinnett County, Georgia; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the United States District Court for the Northern District of Georgia or, if such court does not have jurisdiction, in the Superior Court of Gwinnett County, Georgia, has been brought in an improper or inconvenient forum. The losing party in any such action or proceeding, as determined by the relevant court, shall pay the legal fees and costs of the prevailing party incurred in connection with such action or proceeding.

IN WITNESS WHEREOF, the parties whose names are set forth below have duly executed this Agreement as of the day and year first above written.

Dated: October 17, 2013

SED International Holdings, Inc.			Paragon Technologies, Inc.

By:	/s/ Samuel A. Kidston	By:	/s/ Hesham M. Gad
Name: Samuel A. Kidston			Name: Hesham M. Gad
Title: Executive Chairman			Title: Chairman

Gad Partners Fund LP,
/s/ JD Abouchar			By Gad Capital Management LLC,
JD Abouchar			its General Partner

/s/ Arthur Goldberg		By:	/s/ Hesham M. Gad
Arthur Goldberg			Hesham M. Gad

/s/ JK Hage, III			/s/ Dennis L. Chandler
JK Hage, III			Dennis L. Chandler (for purposes of Section 4 only)

/s/ Samuel Kidston			/s/ Hesham M. Gad
Samuel Kidston			Hesham M. Gad

/s/ Steven Metayer			/s/ Jack H. Jacobs
Steven Metayer			Jack H. Jacobs (for purposes of Section 4 only)

/s/ Robert G. O’Malley			/s/ Samuel S. Weiser
Robert G. O’Malley			Samuel S. Weiser (for purposes of Section 4 only)

North & Webster, LLC

By:	/s/ Samuel A. Kidston
Name: Samuel A. Kidston
Title: Managing Member

North & Webster Value Opportunities Fund, LP, by North & Webster, LLC, its General Partner

By:	/s/ Samuel A. Kidston
Name: Samuel A. Kidston
Title: Managing Member

North & Webster Fund II, LP, by North & Webster, LLC, its General Partner

By:	/s/ Samuel A. Kidston
Name: Samuel A. Kidston
Title: Managing Member

-7-